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                                                                    EXHIBIT 10.4


                           Supplement #2 to SubLease


This Supplement #2 to SubLease (this "Supplement") is made and entered into as of October 9, 1997, by and between FTP Software, Inc. ("SubLandlord") and CMG Information Services, Inc. ("SubTenant"), and amends and supplements that certain SubLease dated September 26, 1996 as previously amended and supplemented by Supplement #1 to SubLease ("Supplement #1") dated January 23, 1997 between such parties (as so previously amended and supplemented, the "SubLease"). Capitalized terms used but not defined herein shall have the meanings specified in the SubLease.

1.  Amendments.  The following provisions of the SubLease are hereby amended as
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set forth below.

    a. PREMISES: The definition of Premises as used in the SubLease is hereby amended to include approximately 13,813 additional rentable square feet on the first floor of 100 Brickstone Square, Andover, Massachusetts as shown on Exhibit
                                                                         -------
A hereto (the "New Space").
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    b.  TERM COMMENCEMENT DATE: The term "Term Commencement Date" as used in the
SubLease shall mean, as to the New Space only, the date the Landlord consents to this Supplement.

    c. SUBLEASE TERMINATION DATE: The term "SubLease Termination Date" as used in the SubLease shall mean, as to the New Space only, the earliest to occur of the following: (i) July 31, 2002; (ii) the date of the termination of the SubLease by SubLandlord as the result of an Event of Default; (iii) the date of the termination of the SubLease under Article 16, Article 17 or Section 3.04 of the SubLease; (iv) the date of the termination of the Prime Lease; or (v) the date of the termination of this Supplement by SubTenant under Section 7 of this Supplement.

     d. SUBLEASE TERM: The term "SubLease Term" as used in the SubLease shall mean, as to the New Space only, the period beginning on the Term Commencement Date as defined above and ending on the SubLease Termination Date as defined above.

     e. FURNITURE: The term "Furniture" as used in the SubLease shall include the fixtures, furniture and equipment set forth in Exhibit B hereto (the "New
                                                   ---------
Space Furniture"). SubLandlord warrants and represents that it has good and marketable title to the New Space Furniture. The New Space Furniture is leased in "as is" condition and SubLandlord makes no representations or warranties, express or implied, with respect to the condition thereof.

     f. SUBTENANT'S PROPORTIONATE SHARE: The term "SubTenant's Proportionate Share" as used in the SubLease shall be increased to 100% effective as of the Term Commencement Date with respect to the New Space.

2.   Rent Commencement Date.  The term "Rent Commencement Date" as used in this
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Supplement means January 1, 1998.

3.   Rent.  The rent for the New Space, which shall be paid in accordance with
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terms of the SubLease, shall be as follows:

     From January 1, 1998 through December 31, 2000    $18,992.87 per month

     January 1, 2001 through July 31, 2002             $19,913.74 per month

Effective as of the Rent Commencement Date, the term Rent as used in the SubLease shall mean and include all rent payable under this Supplement #2 as well as all rent payable under Supplement #1.
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4.   Security Deposit.  The security deposit for the New Space shall be
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$37,985.76, payable upon execution by SubTenant of this Supplement.  The term
"security deposit" as used in the SubLease shall include the security deposit payable under this Section 4.

5.   Parking.  In addition to the parking spaces provided for in the SubLease,
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SubTenant shall have the use of parking spots A-5, A-74, A-112 through A-114 and
B-43 through B-47 as shown on Exhibit C hereto.  All parking spaces that
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SubTenant has the right to use pursuant to the Sublease or this Supplement shall be subject to the provisions of Section 15.2 of the Prime Lease.

6.   Condition.  The New Space is to be leased in "as is" condition except as
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improved by SubLandlord as set forth in Exhibit D hereto.  SubLandlord makes no
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representations or warranties, express or implied, with respect to the condition of the New Space.  Except to construct the improvements set forth in Exhibit D,
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SubLandlord shall have  no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the New Space, including without limitation, any improvement or repair required to comply with any Legal Requirements (including the Americans with Disabilities Act of 1990).

7.   Improvements by SubTenant.  SubLandlord hereby consents to the construction
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by SubTenant of the Improvements set forth in the plans attached as Exhibit E
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hereto, subject to the written consent of the Landlord thereto.  SubTenant acknowledges and agrees that such improvements shall be constructed in accordance with Section 7.01 of the SubLease and shall be subject to the provisions of such Section and of the other applicable terms of the SubLease and the applicable terms of the Prime Lease.

8.   Assignment and Subletting.  SubTenant shall not, voluntarily or
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involuntarily or by operation of law, sell, convey, mortgage, subject to a security interest, license, assign, sublet or otherwise transfer or encumber the whole or any part of the New Space or allow anyone other than SubTenant's employees to occupy the New Space without SubLandlord's and Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld in the case of a subletting by SubLandlord of the whole of the New Space (subject, in the case of the Landlord, to the Landlord's written agreement to the provisions of this clause). SubTenant acknowledges that the provisions of the second, third, fourth, fifth and sixth sentences of Section 23.01 of the SubLease shall apply to any proposed transfer or encumbrance of the New Space by SubTenant.

     If SubTenant desires to sublet the whole of the New Space and either SubLandlord or Landlord unreasonably withholds its consent thereto, SubTenant shall have the right to terminate this Supplement by delivery of 30 days prior written notice of termination to SubLandlord within 90 days following the receipt by SubLandlord of the applicable notice required to be delivered by SubTenant to SubLandlord pursuant to Section 23.01 of the SubLease. The provisions of Sections 9, 10, 12 and 13 hereof shall survive any such termination of this Supplement. Any such termination shall not operate to relieve either party hereto of any obligation or liability arising under this Supplement prior to such termination.

9.   Brokerage Commission.  SubLandlord agrees to pay a commission in connection
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with this Supplement to CRF Partners, Inc., who shall make a distribution to
Lynch, Murphy, Walsh & Partners, Inc. SubTenant shall defend, indemnify and hold harmless SubLandlord and Landlord from any claim for a commission by Lynch, Murphy, Walsh & Partners, Inc. or any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman or finder.

10.  Right of First Refusal.  SubTenant acknowledges and agrees that SubLandlord
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has complied with all obligations required to be complied with by it pursuant to
Section 24.01 of the SubLease and accordingly SubTenant and SubLandlord agree that such Section is hereby deleted in its entirety.

11.  Cooperation.  SubTenant hereby agrees to negotiate in good faith and assist
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SubLandlord in good faith in connection with the negotiation between SubLandlord and Landlord regarding the release of SubLandlord from the Prime Lease and leasing the Premises directly from Landlord to SubTenant.
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12.  Address of SubLandlord for Notices, Etc.  Effective October 4, 1997, the
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address of SubLandlord referred to in Section 21.01 of the SubLease shall be changed to the following address:  2 High Street, North Andover, MA  01845.

13.  Status of SubLease.  From and after the date hereof, the term "SubLease" as
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used in the SubLease shall mean the SubLease as supplemented and amended hereby.
Except as expressly amended hereby, the terms of the Sublease as heretofore amended shall continue in full force and effect.

EXECUTED as a sealed instrument effective as of the date first above written.


SUBLANDLORD:                         SUBTENANT:
FTP SOFTWARE, INC.                   CMG INFORMATION SERVICES, INC.

By: /s/ John F. Geraghty             By: /s/ Andrew J. Hajducky
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It's Duly Authorized Officer         Its Duly Authorized Officer

Name: John F. Geraghty               Name: Andrew J. Hajducky III
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Title: Vice President of Finance     Title: Chief Financial Officer
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Date: October 14, 1997               Date: October 10, 1997
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